EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Oakmont Acquisition Corp. (the “Company”) on Form 10-QSB for the period ending June 30, 2005 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Patrick T. Flynn, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

3.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

4.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 26, 2005

/s/ Patrick T. Flynn
Patrick T. Flynn
Chief Financial Officer (Principal Financial Officer)

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